SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

HASCO MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Florida	333-58326	65-0924471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15928 Midway Rd., Addison, TX 75001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 302-0930

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 8, 2013, Mr. Mark Lore, Vice-President of Hasco Medical, Inc. and President of our subsidiary Ride-Away Handicap Equipment Corp., has left the organization to pursue other interests.  We wish Mr. Lore well.

Effective April 8, 2013, Mr. Scott Compton will step down as Chief Marketing Officer of Hasco Medical Inc.  As the focus of Hasco has moved from Durable Medical Equipment to Mobility Transportation, Scott recognized his title should more clearly reflect his diminishing role.  Scott will remain a part of the organization in a manner that also allows him to pursue outside business interests in cloud computing.  We wish him luck in those ventures and value his continuing contribution to Hasco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASCO MEDICAL, INC.

Date: April 8, 2013	By:	/s/ Hal Compton, Jr.
Hal Compton, Jr.
Chief Executive Officer and President